UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2021

Hammer Fiber Optics Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-1539680	98-1032170
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

401 East 34th Street, Suite #N27J, New York, NY 10016
(844) 413-2600
(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report ("Report"), should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this Report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this Report. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF CERTAIN OFFICERS

On September 17, 2021 the Board of Directors (the "Board") of Hammer Fiber Optics Holdings Corp. (the "Company") approved the appointment of Michael P. Cothill, who currently serves as Chairman of the Board, to the position of Chairman of the Board in the capacity of an executive of the Company ("Executive Chairman").  Mr. Cothill has held the position of Chairman of the Board since the Company's inception.  He had also previously held the positions of Treasurer and Principal Financial Officer of the Company from inception until June 2020.  Since June 2020 Mr. Cothill has led the Board in his role as Non-Executive Chairman.

Mr. Cothill has extensive experience and in-depth knowledge of Multi-Media Next Generation network applications that are delivered over innovative wireless and fiber optic infrastructure and brings 30 years of hands on strategic and corporate management, technological innovation, and entrepreneurial guidance to the executive roll. Mr. Cothill served in several C-Level Executive capacities in the telecommunications industry and was responsible for the roll out of major terrestrial Fiber Optic cable networks throughout Africa including proprietary Wireless Fiber-Through-The-Air access networks which earned Mr. Cothill the prestigious Global Telecoms Business Innovations Award 2013 for "Solving the Broadband Access Challenge in Africa". Mr. Cothill has full confidence in the success of the Hammer group and remains a dedicated supporter in the positive creation of shareholder value.

As disclosed in a previous Current Report on Form 8-K the Company's CEO, Erik B. Levitt, resigned his position as CEO of the Company on September 14, 2021.  Mr. Cothill will be reassuming the duties of an executive of the Company in order to provide leadership continuity in accordance with the Company's new initiatives in the financial technology services industry as previously reported in the Current Report on Form 8-K released June 28, 2021 and described further in Item 8.01.  Mr. Levitt remains an active participant in the company and retains his seat on the Board of Directors.

Item 8.01 OTHER EVENTS

UPDATE ON THE RESTRUCTURING OF THE HAMMER GROUP

The Company as part of its evolving diversification strategy, soon to be known as Hammer Technology Holdings, is appointing Kevin Ferguson as Principal Consultant Global Fintech Acquisitions. Under his guidance and with the unanimous commitment of the Board of Directors, the Company will be seeking the acquisition of various valuable fintech initiatives.

Kevin Ferguson, a veteran of the financial services and fintech industries has extensive knowledge of international banking and payments technology initiatives, which maximizes Hammer's opportunity within current market offerings, to build the banking relationships and fintech partnerships so critical to launching services in new global markets. Mr. Ferguson has held numerous executive operational leadership roles with international technology and fintech providers such as Deloitte Consulting, SAP, SunGard (now FIS,) Element AI (now Service Now,) NewComLink and Oracle.

"Commenting on Mr. Ferguson's leadership, extensive experience and industry knowledge to drive our diversification strategy forward, Michael Cothill Chairman of the Hammer group said that the time to market is of the essence and Mr. Ferguson has rapidly identified the first potential acquisition of a Swiss based fintech entity who has developed and deployed a fully functional state-of-the-art cross-border payment and remittance platform".

"Although the final details of the transaction are still under a Strictly Confidential Letter of Intent, the successful acquisition of this fintech entity who has key strategic banking partnerships in place, will significantly and rapidly position Hammer as a viable and lucrative international cross border remittance and bill payment competitor, said Mr. Ferguson".

"Hammer plans to finalize the definitive agreement of this material acquisition imminently" Cothill concluded.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits	Descriptions

99.1	Press Release Hammer Fiber Optics Holdings Corp Hires Financial Services Veteran to Lead the Company's New FINTECH Initiative

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hammer Fiber Optics Holdings, Corp.

Dated: September 20, 2021 /s/ Michael P. Cothill
By: Michael P. Cothill Its: Chairman of the Board